                                                              Exhibit 99.1


                     FINE HOST CORPORATION AND SUBSIDIARIES


                  Financial Statements as of September 24, 1997

                        and for the Three and Nine Months

                            Ended September 24, 1997

                            (as restated, unaudited)

                     INDEX TO UNAUDITED FINANCIAL STATEMENTS


                                                                        Page No.
                                                                        --------

Consolidated Balance Sheet as of  September 24, 1997 .....................F-3

Consolidated Statements of Operations for the Three and Nine Months
Ended September 24, 1997..................................................F-4

Consolidated Statement of Stockholders= Equity for the Nine Months
Ended September 24, 1997..................................................F-5

Consolidated Statement of Cash Flows for the Nine Months Ended
September 24, 1997 .......................................................F-6

Notes to Consolidated Financial Statements ...............................F-7


                     FINE HOST CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                        (in thousands, except share data)
                                   (unaudited)


                                                                        September 24, 1997
                                                                        ------------------
                                                                    (as restated, see Note 9)
             ASSETS
Current assets:
  Cash and cash equivalents ..............................................   $   5,580
  Accounts receivable ....................................................      24,753
  Inventories ............................................................       6,702
  Prepaid expenses and other current assets ..............................       2,758
                                                                             ---------
       Total current assets ..............................................      39,793

Contract rights, net .....................................................      35,129
Fixtures and equipment, net ..............................................      26,756
Excess of cost over fair value of net assets acquired, net ...............      57,651
Other assets .............................................................       8,227
                                                                             ---------
       Total assets ......................................................   $ 167,556

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses ..................................   $  37,367
  Current portion of long-term debt ......................................         264
  Current portion of subordinated debt ...................................       2,187
                                                                             ---------
       Total current liabilities .........................................      39,818

Deferred income taxes ....................................................       1,928
Long-term debt ...........................................................      41,286
Subordinated debt ........................................................       3,759
                                                                             ---------
       Total liabilities .................................................      86,791

Stockholders' equity:
  Common Stock, $.01 par value, 25,000,000 shares authorized,
    9,054,993 issued and outstanding at September 24, 1997 ...............          91
  Additional paid-in capital .............................................     103,643
  Deficit ................................................................     (22,813)
  Receivables from stockholders for purchase of Common Stock .............        (156)
                                                                             ---------
       Total stockholders' equity ........................................      80,765
          Total liabilities and stockholders' equity .....................   $ 167,556


     See accompanying notes to unaudited consolidated financial statements.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)



                                       Three Months Ended    Nine Months Ended
                                           September 24,       September 24,
                                              1997                 1997
                                       ------------------    -----------------
                                             (as restated, see Note 9)

Net sales .........................         $ 64,198            $ 168,722
Cost of sales .....................           60,192              157,575
                                            --------            ---------
  Gross profit ....................            4,006               11,147
General and administrative expenses            6,878               21,020
                                            --------            ---------
  Loss from operations ............           (2,872)              (9,873)
Interest expense, net .............              532                1,346
                                            --------            ---------
  Loss before tax provision .......           (3,404)             (11,219)
Tax benefit .......................             (595)              (2,005)
                                            --------            ---------
  Net loss ........................         $ (2,809)           $  (9,214)
                                            --------            ---------
                                            --------            ---------

Loss per share of Common Stock ....         $   (.31)           $   (1.08)
                                            --------            ---------
                                            --------            ---------
Average number of shares
   of Common Stock outstanding ....            8,950                8,494
                                            --------            ---------
                                            --------            ---------


     See accompanying notes to unaudited consolidated financial statements.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (in thousands, except share data)
                                   (unaudited)


                                                                                        Receivables
                                                                                           from
                                                                                       Stockholders
                                                                                           for
                                                                   Additional           Purchase of
                                                Common Stock       Additional           Purchase of
                                             ------------------     Paid-In               Common         Stockholders'
                                             Shares      Amount     Capital    Deficit    Stock            Equity
                                             ------      ------    ----------  -------    ---------       -----------
                                                             (as restated, see Note 9)

Balance, December 25, 1996 ...........     6,212,016       $62      $ 42,270   $(13,599)    $(189)        $ 28,544
Shares issued in connection
    with follow-on public offering ...     2,689,000        27        59,073                                59,100
Options exercised ....................        75,449         1         1,096                                 1,097
Conversion of Ideal convertible notes         76,332         1         1,144                                 1,145
Stockholder receivable collected .....                                                         33               33
Stock issued to non-employee directors         2,196        --            60                                    60
Net loss .............................                                           (9,214)                    (9,214)
                                           ---------       -----    --------   --------     -----         --------


Balance, September 24, 1997 ..........     9,054,993       $91      $103,643   $(22,813)    $(156)        $ 80,765
                                           ---------       -----    --------   --------     -----         --------
                                           ---------       -----    --------   --------     -----         --------


     See accompanying notes to unaudited consolidated financial statements.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      (in thousands, except per share data)
                                   (unaudited)



                                                                              Nine Months Ended
                                                                                September 24,
                                                                                     1997
                                                                              -----------------
                                                                          (as restated, see Note 9)

Cash flows from operating activities:
Net income ....................................................................   $ (9,214)
Adjustments to reconcile net income to net cash provided by
   operating activities:
   Depreciation and amortization ..............................................      6,301
   Deferred income tax provision ..............................................     (2,005)
   Loss from terminated contract ..............................................        675
   Changes in operating assets and liabilities, net of effects from acquisition of businesses:
        Accounts receivable ...................................................     (3,039)
        Inventories ...........................................................     (1,164)
        Prepaid expenses and other current assets .............................       (384)
        Accounts payable and accrued expenses .................................     (6,285)
   Decrease in other assets ...................................................        326
                                                                                   --------
        Net cash used in operating activities .................................    (14,789)
                                                                                   --------
Cash flows from investing activities:
Increase in contract rights ...................................................     (7,128)
Purchases of fixtures and equipment ...........................................     (5,836)
Disposal of fixtures and equipment ............................................        528
Acquisition of business, net of cash acquired .................................    (40,352)
Collection of notes receivable ................................................        910
                                                                                  --------
     Net cash used in investing activities ....................................    (51,878)
                                                                                  --------

Cash flows from financing activities:
Borrowings under long-term debt agreement .....................................     59,061
Issuance of subordinated debt .................................................      1,233
Proceeds from issuance of common stock ........................................     59,191
Payment of long-term debt .....................................................    (50,024)
Payment of subordinated debt ..................................................     (2,469)
Proceeds from exercise of options .............................................        508
                                                                                  --------
      Net cash provided by financing activities ...............................     67,500
                                                                                  --------

Net increase in cash ..........................................................        833
Cash, beginning of period .....................................................      4,747
                                                                                  --------
Cash, end of period ...........................................................   $  5,580
                                                                                  --------
                                                                                  --------

     See accompanying notes to unaudited consolidated financial statements.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)

1. Summary of Significant Accounting Policies

     Basis of Presentation--The unaudited consolidated financial statements include the accounts of Fine Host (the "Company") and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited financial statements include all adjustments, all of which are of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of the results of operations for the three and nine months ended September 24, 1997. The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company and notes thereto for the fiscal year ended December 25, 1996 included in the Company's Form 8-K filed on February 6, 1998.

   Loss Per Share - Loss per share of Common Stock is computed based on the weighted average number of common and common equivalent shares outstanding, unless antidilutive.

    Accounting Pronouncements C In February 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per share. SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). SFAS No. 128 is effective for financial statements for interim and annual periods ending after December 15, 1997. Earlier application is not permitted. On a pro forma basis computed in accordance with SFAS No. 128, Basic EPS would have been $(.31) and $(1.08) for the three months and nine months ended September 24, 1997, respectively.

2. Acquisitions

   On August 27, 1997, the Company acquired 100% of the stock of Best, Inc. ("Best"). Best provides contract food services to approximately 150 healthcare, corrections, business dining and education clients in Minnesota, Wisconsin, North Dakota, South Dakota, Illinois and Iowa. The purchase price was approximately $26,500, consisting of cash and assumed debt.

   On August 6, 1997, the Company acquired 100% of the stock of Statewide Industrial Catering, Inc. ("Statewide"). Statewide provides contract food service to 25 school districts in the New York City Metropolitan Area. The purchase price was approximately $3,200, consisting of cash, assumed debt of Statewide and a subordinated promissory note.

   On January 23, 1997, the Company acquired 100% of the stock of Versatile Holding Corporation, which owns 100% of the stock of Serv-Rite Corporation ("Serv-Rite"), a contract food services management company that provides food services to the education and business dining markets in New York and Pennsylvania. The purchase price was approximately $7,500, consisting of cash and assumed debt of Serv-Rite.

   On December 30, 1996, the Company acquired 100% of the stock of Service Dynamics Corp. ("Service Dynamics"). Service Dynamics provides contract food service to the education and business dining markets primarily in New Jersey.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)

The purchase price was approximately $3,000, consisting of cash paid to the seller.

   The aforementioned acquisitions have been accounted for under the purchase method of accounting and, accordingly, the accompanying unaudited consolidated financial statements reflect the fair values of the assets acquired and liabilities assumed or incurred as of the effective date of the acquisitions. The results of operations of the acquired companies are included in the accompanying unaudited consolidated financial statements since their respective dates of acquisition.

     The following table summarizes pro forma information with respect to the income statement data for the nine months ended September 24, 1997, as if the acquisitions of Best, Statewide, Serv-Rite and Service Dynamics had been completed as of the beginning of such period. No adjustment for acquisition synergies (i.e. overhead reductions) have been reflected:


                                                                         Nine Months Ended
                                                                            September 24,
                                                                                1997
                                                                          ----------------
                  Summary statement of income data:

                  Net sales ..............................................   $ 201,266
                  Loss from operations ...................................     (10,483)
                  Net loss ...............................................     (12,520)


                  Net loss per share of common stock .....................   $   (1.47)
                                                                             ---------


     This pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the combined enterprise.

3. Accounts Payable and Accrued Expenses

   Accounts payable and accrued expenses consist of the following:


                                                     September 24,
                                                          1997
                                                     -------------

             Accounts payable ....................      $10,214
             Accrued wages and benefits...........        6,971
             Accrued rent to clients .............        7,513
             Accrued other .......................       12,669
                                                        -------
              Total ..............................      $37,367
                                                        -------
                                                        -------


4. Long-Term Debt

     Long-term debt consists of the following:


                                                                September 24,
                                                                     1997
                                                                -------------

             Working Capital Line                                  $  9,841
             Guidance Line                                           30,900
             Capital Lease Obligation, effective interest
              rate of 5.2%                                              545
                                                                   --------
               Total                                                $41,286
                                                                   --------
                                                                   --------



    The net proceeds from the follow on public offering (the "Follow-On Offering"), on February 12, 1997, including the

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)


exercise of the over allotment option granted to the underwriters (see Note 6), were used to repay all of the long term debt outstanding at the close of the transaction.

   On July 30, 1997, the Company entered into the Fourth Amended and Restated Loan Agreement, a $200 million credit facility with Bank Boston, N.A., as Administrative Agent (the "Administrative Agent"), U.S. Trust, as Documentation Agent, and certain banks and other financial institutions party thereto (the "Credit Facility"). The Credit Facility provides for (i) a five year working capital revolving credit line for general corporate purposes and letters of credit, in the maximum aggregate amount of $50 million (the "Working Capital Line") and (ii) a line of credit to provide for future expansion by the Company, in the maximum amount of $150 million (the "Guidance Line"). The Working Capital Line provides funds for liquidity, seasonal borrowing needs and other general corporate purposes. The Guidance Line is available on a revolving basis until July 30, 2000, to fund the Company's acquisitions and for investments made in connection with facility agreements. At July 30, 2000, all loans outstanding under the Guidance Line will convert to term loans, payable quarterly over a three-year period. Interest on all loans under the Credit Facility will be based on, at the Company's option, either a prime rate or a LIBOR rate plus an incremental rate based on a ratio of debt to EBITDA, not to be less than .75% or greater than 1.5%. EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization.

   The Company's obligations under the Credit Facility are collateralized by a pledge of shares of the common stock or other equity interests of the Company's subsidiaries, as well as by certain fixtures and equipment, accounts receivable and other assets, as well as the receipt, if any, of certain funds paid to the Company with respect to the termination of client contracts prior to their expiration.

   The Credit Facility contains various financial and other restrictions, including, but not limited to, restrictions on indebtedness, capital expenditures, acquisitions and investments. In connection with the Rule 144A private placement of $175 million of 5.0% Convertible Subordinated Notes (see
Note 8), the Credit Facility was amended to allow for the issuance of up to $200 million in publicly offered debt. The Credit Facility requires maintenance of
(i) certain financial ratios, including ratios of total debt to EBITDA and EBITDA to interest paid, (ii) minimum net worth and (iii) minimum EBITDA. The Credit Facility permits the payment of dividends subject to compliance with all covenants.

   At September 24, 1997, the Company had an outstanding letter of credit for $20 million under the Credit Facility. The Company is currently in default under certain provisions of the Credit Facility and, on December 15, 1997, the Administrative Agent notified the Company that it would no longer extend loans to the Company under the Credit Facility.

5.   Subordinated Debt

   In July 1996, as part of the acquisition of Ideal Management Services Inc. ("Ideal"), the Company issued to the stockholders of Ideal two convertible subordinated promissory notes (the "Ideal Convertible Notes") each with a face value of $710 at 7 1/4% interest per annum, payable in quarterly installments. At the option of the note holders, the outstanding principal balance of the convertible notes was convertible into common stock at a conversion price of $15 per share. On July 30, 1997, the aggregate outstanding principal balances of the Ideal Convertible Notes of $1,145 was converted into 76,332 shares of common stock.

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)


6. Stockholders' Equity

    On February 12, 1997, the Company conducted a Follow-On Offering as authorized by its Board of Directors, selling 2,689,000 shares of its common stock at a price of $23.50 per share, generating net proceeds (including the net proceeds received by the Company upon the exercise of certain stock options held by senior executives of the Company in connection with the Follow-On Offering) of approximately $59.1 million, after deducting the underwriting discount and offering expenses paid by the Company. The net proceeds were used to repay obligations under the Company's then-existing credit facility and the remainder of the net proceeds was invested in short term investments in accordance with the Company's investment policy.

7. Income Taxes

     For the nine months ended September 24, 1997, the Company recorded a tax benefit of $2,005, which was entirely deferred. In addition, the Company had, for Federal income tax reporting, an estimated net operating loss carry forward of approximately $16,600 that expires at various dates through 2012.

8.  Subsequent Events

    On October 3, 1997, the Company acquired 100% of the stock of Total Food Service Direction, Inc. ("Total"). Total provides contract food services to 35 business dining and educational facilities in southern Florida. The purchase price was approximately $4,500, consisting of cash and subordinated promissory notes to sellers.

    On October 27, 1997, the Company issued $175 million of 5% convertible Subordinated Notes due 2004 (the "Convertible Notes") in a private placement under Rule 144A of the Securities Act of 1933. The Convertible Notes are unsecured obligations of the Company and are convertible into common stock at a conversion price of $44.50 per share. The net proceeds of $169.1 million, after deducting discounts and certain expenses, were used to repay approximately $50 million in outstanding bank debt. The remaining proceeds were invested in short-term investments in accordance with the Company's investment policy.

    On December 12, 1997, the Company announced that the Audit Committee of its Board of Directors had instructed the commencement of an inquiry into certain accounting practices, including the capitalization of certain expenses, and that the Audit Committee determined on December 12, 1997, based upon their preliminary inquiry, that certain expenses incurred during 1997 were incorrectly capitalized rather than expensed in the period in which they were incurred. The Company stated that it believed the amounts would be material and that earnings for each of the first three quarters of 1997 would need to be restated.

    On December 15, 1997, the Company announced that preliminary indications were that the accounting problems were not limited to the incorrect capitalization of expenses and that periods prior to 1997 would also need to be restated. The Company also stated that the outside directors of the Company's Board of Directors (the "Outside Directors") had terminated the employment of Richard E. Kerley, Chairman of the Board and Chief Executive Officer, and Nelson
A. Barber, Senior Vice President and Treasurer.

    On December 16, 1997, the Company retained a crisis management firm and counsel to the Outside Directors retained an independent accounting firm to conduct a forensic review of the Company's accounting practices. On December 18, 1997, Neal F. Finnegan resigned as a director of the Company. On December 19, 1997, the Board of Directors held a

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)


special meeting and appointed a Special Committee (the "Special Committee") comprised of the Outside Directors.

    The Nasdaq Stock Market ("Nasdaq") suspended trading in shares of the Company's common stock on December 12, 1997. In early January 1998, Nasdaq commenced a proceeding to delist the common stock from trading. The Company promptly appealed Nasdaq's determination, resulting in a stay of the proceeding pending a hearing held on February 5, 1998. The Company is awaiting Nasdaq's decision.

    Counsel to the Special Committee met with representatives of the Securities and Exchange Commission (the "SEC") on January 12, 1998. The SEC is currently pursuing an informal investigation.

    On January 21, 1998, Mr. Kerley resigned as a director of the Company.

    Between December 15, 1997 and February 13, 1998, thirteen purported class action lawsuits were filed in the United States District Court for the District of Connecticut against the Company and certain of its officers and/or directors. On or about January 30, 1998, the Company was named as a defendant in an action arising out of the issuance and sale in October 1997 of $175 million in the aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2004 (the "Notes"). The plaintiffs allegedly purchased Notes in the aggregate principal amount of $7.5 million. The complaint alleges, among other things, that the Offering Memorandum prepared by the Company in connection with this offering contained materially false information. The complaint asserts various claims against the Company, including claims alleging violations of Sections 10(b), 18(a) and 20(a) of the Securities Exchange Act of 1934 and various rules promulgated thereunder, as well as fraud and negligent misrepresentation. The relief sought by plaintiffs includes damages, including the alleged difference in the value of the Notes when purchased and their actual value, or alternatively rescission of their purchase of the Notes, plus interest, costs and disbursements, and attorneys' fees. The Company is currently reviewing these complaints. The Company is unable to assess the impact of these suits on its financial condition or results of operations, but expects that the impact will be material.

    In connection with the Company's private offering of the Convertible Notes, the Company had agreed to file a shelf Registration Statement, which would cause the Convertible Notes to be freely tradable. As a result of the need to restate financial statements, the Company has been unable to file the shelf Registration Statement and, therefore, is obligated to pay liquidated damages on the Convertible Notes, from January 25, 1998, in the amount of $.05 per week per $1 principal amount, or an aggregate of $9 per week, subject to increase every quarter up to a maximum amount of approximately 1.3% per annum.

    The Company expects to incur costs of approximately $8 million to cover
(i) the write-off of deferred debt costs in connection with the Credit Facility (see Note 4), (ii) the costs of legal, accounting and crisis management fees, and (iii) the cost of rescinding the 10 year lease that was signed in October 1997 for the relocation of its corporate headquarters. Such costs are to be incurred in the fourth quarter of 1997 and throughout 1998.

    The Company announced on February 11, 1998 that it had engaged Price Waterhouse LLP as its independent auditors for the fiscal year ended December 31, 1997. Price Waterhouse replaced Deloitte & Touche LLP, which served as the Company's independent auditors since 1985.

9.  Restatement of Consolidated Financial Statements

    Subsequent to the issuance of the Company's September 24, 1997 Consolidated Financial Statements, the Company's management determined that (i) certain overhead expenses had been improperly capitalized; (ii) insufficient reserves and accruals had been recorded, including inappropriate purchase accounting reserves; (iii) certain non-performing assets had

                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)

not been written-off; (iv) improper revenue recognition had been used in regards to certain contracts and agreements; and (v) adjustments for the settlement of certain terminated contracts were not recorded.

    As a result, the Company's financial statements as of and for the three and nine months ended September 24,1997 have been restated from the amounts previously reported to (i) reflect certain items previously improperly capitalized as period costs; (ii) adjust previously recorded reserves and accruals for certain items; (iii) write off certain non-performing assets; (iv) properly recognize revenue related to certain contracts and agreements; and (v) record adjustments for the settlement of certain terminated contracts.

    The summary of the significant effects of the restatement is as follows:



                                  For the Three Months Ended    For the Nine Months Ended
                                      September 24, 1997           September 24, 1997
                               -----------------------------  ---------------------------
                                        As                         As
                                    Previously       As        Previously        As
                                     Reported     Restated      Reported      Restated

Net Sales ........................   $70,439     $ 64,198       $173,283     $ 168,722
Cost of sales ....................    61,890       60,192        154,277       157,575
Gross profit .....................     8,549        4,006         19,006        11,147
General and admin. expenses ......     2,954        6,878          8,899        21,020
Income/(loss) from operations ....     5,595       (2,872)        10,107        (9,873)
Interest expense, net ............       491          532          1,319         1,346
Income/(loss) before tax provision     5,104       (3,404)         8,788       (11,219)
Tax provision/(benefit) ..........     2,118         (595)         3,703        (2,005)
Net income/(loss) ................     2,986       (2,809)         5,085        (9,214)
Income/(loss) per share of
  common stock ...................       .32         (.31)           .57         (1.08)


                     FINE HOST CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                     (unaudited and as restated, see Note 9)



                                                        As of September 24, 1997
                                                        ------------------------
                                                           As
                                                        Previously      As
                                                         Reported     Restated
                                                        ----------   ---------

Cash and Cash Equivalents ...........................   $  5,557   $   5,580
Accounts receivable .................................     35,793      24,753
Inventories .........................................      6,565       6,702
Prepaid expenses and other current assets ...........      5,519       2,758
Total current assets ................................     53,434      39,793
Contract rights, net ................................     48,036      35,129
Fixtures and equipment, net .........................     39,346      26,756
Excess of cost over fair value of net assets
   acquired, net ....................................     66,784      57,651
Other assets ........................................      7,168       8,227
Total assets ........................................    214,768     167,556

Accounts payable and accrued expenses ...............     37,001      37,367
Current portion of long-term debt ...................         --         264
Total current liabilities ...........................     39,188      39,818
Deferred income taxes ...............................     17,788       1,928
Long-term debt ......................................     40,741      41,286
Subordinated debt ...................................      3,759       3,759
Total liabilities ...................................    101,476      86,791
Additional paid-in capital ..........................    103,151     103,643
Retained earnings (deficit) .........................     10,206     (22,813)
Total stockholders' equity/deficiency in net assets..    113,292      80,765
Total liabilities and stockholders' equity/deficiency
   in net assets ....................................    214,768     167,556



                                                               As
                                                           Previously        As
                                                            Reported      Restated
                                                            ---------     --------
Balance at December 25, 1996

Retained Earnings (deficit)............................       $5,121     $(13,599)
